FOR IMMEDIATE RELEASE


New York, New York, September 19, 1994 -- Viacom Inc. (AMEX: VIA and VIAB) and

Blockbuster Entertainment Corporation (NYSE: BV) today announced that they have settled a class action suit brought by Blockbuster stockholders in connection with the proposed merger of Blockbuster into Viacom, as well as a separate shareholder complaint filed by Kathleen Pessin, one of the shareholder plaintiffs.  The Companies said that this resolves all pending litigation relating to the Viacom Blockbuster merger.



Terms of the settlements were not disclosed.



                                      # # #





Contacts: Viacom Inc.                     Blockbuster Entertainment Corporation
          Nancy Bushkin                   Wally Knief
          212/258-6362                    305/832-3250



                              Page 5 of 8 Pages